Exhibit 99.5

FAQ

Q: What is a SPAC?

A: SPAC stands for Special Purpose Acquisition Company. It is a publicly traded company created for the purpose of acquiring or merging with an existing company, like Quantum-Si.

Q: Are we being acquired? Will the company’s name stay the same, or are we becoming HighCape?

A: At the closing of the transaction, we will be combining with HighCape Capital Acquisition Corp. Upon completion of the transaction, the combined company will operate as Quantum-Si Incorporated. The publicly traded entity will be renamed Quantum-Si Incorporated and will be listed on the NASDAQ under the QSI ticker symbol.

Q: Why are we going public through a SPAC?

A: Working with a top tier institutional investor as a vehicle to enter the public market is a streamlined and efficient way to tell the compelling story of Quantum-Si’s success and continued growth potential in disrupting the proteomics space.

We are thrilled to partner with HighCape Capital Acquisition Corp. to help usher Quantum-Si into its next phase of growth and reach our full potential as we work to revolutionize the growing field of proteomics with our first next-generation protein sequencing platform. This combination will enable us to continue our efforts to democratize medicine, by developing the field of proteomics to make a significant impact on drug discovery, academic research, and diagnostics in the years to come.

Q: When will we go public?

A: The next step involves HighCape Capital Acquisition Corp. submitting certain filings to the Securities and Exchange Commission, or the SEC, which will provide additional information about the transaction and the company going forward, and will be publicly available. The SEC will then engage in a comment and review process involving the proposed disclosure. Once the SEC review process is complete, and subject to certain other closing conditions of the transaction, we expect to complete the combination and become a public company with securities listed on the NASDAQ in the second quarter of 2021.

Q: How does this change our jobs until we go public?

A: Our jobs and our mission remain the same. Now more than ever it’s critically important that everyone remain focused on delivering upon our near- and long-term goals. In the initial period after the announcement and later as a public company, compliance with company policies, especially those involving communicating with the press and trading in company securities, will become extremely important. We will be working through public company-readiness requirements and will provide more information to employees before the closing.

Q: Can I tell others about this news?

A: We’re glad you’re excited and enthusiastic about this news - it’s a big moment for Quantum-Si! That said, our communications team will be addressing all inquiries and announcements. If you have questions, please reach out to QSI-PR@westwicke.com.

Q: Can I share this on my social media?

We encourage employees to post to their social media accounts, following the below guidelines. All employees should also always comply with the Quantum-Si Social Media Policy.

Feel free to link to the press release on your social media channels - using the title or a direct quote from the press release as your caption, plus tagging Quantum-Si and including the hashtag #employee for full disclosure. You are also welcome to ‘like’ and re-post any of our social media posts that link to the press release, however we kindly ask that you refrain from commenting on the deal if you choose to do any of the above. The only language approved is what’s written in the press release.

Q: If someone I don’t know reaches out to me with questions about the news, what should I do?

A: If anyone you do not know reaches out to you with questions about this news, please do not respond, even if you think you know the answer. Instead, please reach out to QSI-PR@westwicke.com immediately and they will provide guidance.

Q: Can we buy stock in the HighCape Capital Acquisition Corp. SPAC while we are waiting to complete the combination and become public?

A: Due to securities law requirements and considerations, you and your family members should not buy shares of the SPAC (either directly or through someone doing it on your behalf) right now.

Q: How does the combination impact our valuation?

A: The Pro Forma equity value of the combination is $924.5 million, with the combined company expected to have an estimated $536.2 million in cash after closing.

Q: Will my job go away? Will my duties change? Will any offices close?

A: The company structure, employee reporting lines, and office locations will remain in place through this transition, and we should all continue working together towards our shared goals.

Q: Will my benefits or salary change?

A: Quantum-Si expects that employee payroll, benefits, 401k, and policies will not change as a result of this transition. Please reach out to Human Resources with questions on this topic.

Q: Will leadership change? What about the Board of Directors?

Quantum-Si’s executive officers will continue in their roles after the closing. Jonathan Rothberg will become Executive Chairman of the combined company and will be joined on its board of directors by additional members as part of this transition, including Kevin Rakin, CEO of HighCape Capital, and Jim Tananbaum, MD, Founder and CEO of Foresite Capital.

Q: Will Jonathan Rothberg continue to be involved with Quantum-Si?

A: Quantum-Si has been guided since the beginning by Jonathan’s vision, and as Executive Chairman he will continue to work with the management team and our Board of Directors to continue to drive innovation in our next phase of growth.

Q: What does this mean in terms of our individual equity in the company?

A: All existing equity held by employees will remain in place. Quantum-Si stock options, whether or not vested, will be converted into stock options to purchase shares of the public company’s stock as part of the transaction. More information regarding equity once Quantum-Si is a public company, including the exercise of options and lockup agreements will be addressed in the coming weeks.

FORMAL ANNOUNCEMENT

Please find more information, including the Quantum-Si press release, at www.Quantum-Si.com/investors.

Important Information about the Business Combination and Where to Find It

In connection with the proposed business combination, HighCape intends to file a Registration Statement on Form S-4, including a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus with the SEC. HighCape's stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about Quantum-Si, HighCape, and the proposed business combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of HighCape as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to: info@HighCapeacquisition.com.

Participants in the Solicitation

HighCape and its directors and executive officers may be deemed participants in the solicitation of proxies from HighCape's stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in HighCape will be included in the proxy statement/prospectus for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed business combination when available.

Quantum-Si and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of HighCape in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.